As filed with the Securities and Exchange Commission on August 2, 2017.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________
FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________________________________________________
FMC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-0479804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania 19104
(Address of principal executive offices)
_______________________________________________________________________
FMC Corporation Incentive Compensation and Stock Plan
(Full title of the plan)
_______________________________________________________________________
Andrea E. Utecht, Esq.
Executive Vice President, General Counsel and Secretary
FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
(Name and Address of Agent For Service)

Telephone: (215) 299-6000
(Telephone Number, Including Area Code, of Agent For Service)
_______________________________________________________________________
Copies of all communications to:

Robert Friedel, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2779
(215) 981-4000
__________________________________________________________________________
INDICATE BY CHECK MARK WHETHER THE REGISTRANT IS A LARGE ACCELERATED FILER, AN ACCELERATED FILER, A NON-ACCELERATED FILER OR A SMALLER REPORTING COMPANY. SEE THE DEFINITIONS OF “LARGE ACCELERATED FILER,” “ACCELERATED FILER,” AND “SMALLER REPORTING COMPANY” IN RULE 12B-2 OF THE EXCHANGE ACT. (CHECK ONE):

LARGE ACCELERATED FILER	☒	ACCELERATED FILER	☐

NON-ACCELERATED FILER	☐	SMALLER REPORTING COMPANY	☐

		EMERGING GROWTH COMPANY	☐

IF AN EMERGING GROWTH COMPANY, INDICATE BY CHECK MARK IF THE REGISTRANT HAS ELECTED NOT TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH ANY NEW OR REVISED FINANCIAL ACCOUNTING STANDARDS PROVIDED PURSUANT TO SECTION 7(A)(2)(B) OF THE SECURITIES ACT.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.10 per share	1,250,000	$76.66	$95,825,000	$11,106.12

(1)
The proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low sale prices for the shares of common stock as reported on The New York Stock Exchange on July 28, 2017 solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement on Form S-8 is filed by FMC Corporation (the “Company”) for the purpose of registering additional shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) under the FMC Corporation Incentive Compensation and Stock Plan (the “Plan”). The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statements on Form S-8, registration nos. 333-69714 and 333-172387 (the “Prior Registration Statements”). The contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2016;

(b)    The Company’s Quarterly Report on Forms 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

(c)    The Company’s Current Reports on Form 8-K filed with the Commission on April 4, 2017, April 27, 2017, April 28, 2017 and May 2, 2017; and

(d)    The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on May 12, 1986 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Andrea E. Utecht. As of July 26, 2017, Andrea E. Utecht, Executive Vice President, General Counsel and Secretary of the Company, beneficially owns 195,043 outstanding shares of Common Stock and owns options to purchase an additional 63,951 shares of Common Stock.

Item 8.  Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description
5.1	Opinion of Andrea E. Utecht as to the legality of the shares of Common Stock being registered hereby which may be issued by the Company under the Plan.
15.1	Awareness letter of KPMG LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Andrea E. Utecht (contained in the opinion of counsel filed as Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of the Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on this 2nd day of August, 2017.

FMC CORPORATION (Registrant)

By:	/s/ PAUL W. GRAVES
Name: Paul W. Graves Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Graves and Andrea E. Utecht and each of them acting along, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated;

Signature	Title	Date
/s/ PIERRE R. BRONDEAU	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 2, 2017
Pierre R. Brondeau
/s/ PAUL W. GRAVES	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2017
Paul W. Graves
/s/ NICHOLAS L. PFEIFFER	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 2, 2017
Nicholas L. Pfeiffer
/s/ MARGARETH OVRUM	Director	August 2, 2017
Margareth Ovrum
/s/ K'LYNNE JOHNSON	Director	August 2, 2017
K'Lynne Johnson
/s/ VINCENT R. VOLPE, JR.	Director	August 2, 2017
Vincent R. Volpe, Jr.
/s/ G. PETER D’ALOIA	Director	August 2, 2017
G. Peter D’Aloia
/s/ WILLIAM H. POWELL	Director	August 2, 2017
William H. Powell
/s/ C. SCOTT GREER	Director	August 2, 2017
C. Scott Greer
/s/ PAUL J. NORRIS	Director	August 2, 2017
Paul J. Norris
/s/ EDUARDO E. CORDEIRO	Director	August 2, 2017
Eduardo E. Cordeiro
/s/ DIRK A. KEMPTHORNE	Director	August 2, 2017
Dirk A. Kempthorne
/s/ ROBERT C. PALLASH	Director	August 2, 2017
Robert C. Pallash

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Andrea E. Utecht as to the legality of the shares of Common Stock being registered hereby which may be issued by the Company under the Plan.
15.1	Awareness letter of KPMG LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Andrea E. Utecht (contained in the opinion of counsel filed as Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of the Registration Statement).